EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Datalink Corporation of our reports dated March 14, 2016, relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Datalink Corporation for the year ended December 31, 2015.

/s/ RSM US LLP

Minneapolis, Minnesota
June 3, 2016